Exhibit 99.1
Blackboard Inc. Reports Third Quarter 2008 Results
- Company Reports Record Cash Flow from Operations and Raises Full Year
Cash Flow from Operations Guidance -
- Third Quarter Revenue Increases 35 Percent to $83.1 Million -
Washington, DC – October 29, 2008 – Blackboard Inc. (NASDAQ: BBBB) today announced financial results for the third quarter ended September 30, 2008 and updated guidance for the fourth quarter and the full year of 2008.
Total revenue for the quarter ended September 30, 2008 was $83.1 million, an increase of 35 percent over the third quarter of 2007. Product revenues for the quarter were $74.3 million, an increase of 38 percent over the third quarter of 2007, while professional services revenues for the quarter were $8.8 million, an increase of 16 percent over the third quarter of 2007. For the third quarter of 2008, net income was $2.1 million, or $0.07 per basic share and $0.06 per diluted share, compared to net income of $3.3 million, or $0.11 per basic and diluted share for the third quarter of 2007. In the quarter, the company had a $2.4 million benefit for income taxes.
“We are pleased with our third quarter financial results which were inline with our prior guidance when you adjust for the income tax benefit. In addition, we were able to generate record cash flows from operations of $60.3 million during the quarter,” said Michael Chasen, CEO and President of Blackboard Inc. “We experienced high client retention rates in our peak renewal quarter and we continue to believe that long-term demand for our solutions is strong due to the value we bring to our clients.”
Commenting on the Company’s sales and outlook, Chasen continued, “Following very strong sales in the second quarter, our new sales in the third quarter were impacted by the challenging macroeconomic environment, particularly to K-12 clients, where budgets are more economically sensitive. Therefore, we are taking a cautious approach to our outlook for the fourth quarter. However, despite our caution, we believe that we will continue to benefit from the strength of our annual subscription business model coupled with the relative resiliency of the education sector. We are well positioned for continued revenue growth and margin expansion in 2009 and beyond.”
Financial Highlights from the Third Quarter of 2008
•	Total revenue for the quarter ended September 30, 2008 was $83.1 million, an increase of 35 percent over the third quarter of 2007.

•	Net income was $2.1 million, or $0.07 per basic share and $0.06 per diluted share, for the third quarter of 2008, compared to net income of $3.3 million, or $0.11 per basic and diluted share for the third quarter of 2007.

•	Non-GAAP adjusted net income was $8.0 million, or $0.25 per diluted share, for the third quarter of 2008, compared to $6.6 million or $0.22 per diluted share for the third quarter of 2007. Please refer to Blackboard’s “Use of Non-GAAP Financial Measures” below.

•	Cash flows from operations were $60.3 million for the third quarter of 2008, up 57 percent from the third quarter of 2007.

•	Capital expenditures were $4.9 million for the third quarter of 2008.

•	Cash and cash equivalents were $118.7 million at September 30, 2008.
Business Highlights from the Third Quarter of 2008
•	A few of Blackboard’s new and expanded client relationships in the quarter included:
o	U.S. Higher Education: Bellevue University, Central Oregon Community College, Dowling College, Duke University, Fayetteville Technical Community College, George Washington University, Northeastern State University, Oakland Community College, Portland Community College, Sinclair Community College, Tulane University, University of Arizona, University of Maryland — College Park, Yuba College and others.

o	International: Chartered Institute of Professional Development, Istanbul Bilgi University, King Khalid University, TU Twente, Universidad de Los Andes, Universiteit Maastricht, University of Birmingham, University of Creative Arts, University of Luiss, University of New South Wales and others.

o	K-12: Archdiocese of New Orleans Office of Catholic Schools (LA), Jefferson Parish Public Schools (LA), Kentucky Department of Education (KY), Macomb Intermediate School District (GA), Pennsylvania Cyber Charter School (PA) and others.
•	Blackboard was selected by the State of New Mexico to deploy a single, statewide e-learning platform that will be the first of its kind to connect teaching, learning, and training for the state’s K-20, adult education, and government communities.

•	Blackboard announced the availability of Blackboard School Central, a powerful, cost-effective online learning platform that empowers K-12 school districts of any size to securely and reliably expand learning opportunities and teacher professional development.
Outlook for the Fourth Quarter and Full Year of 2008
Fourth Quarter of 2008:
•	Revenue of $82.9 to $84.9 million;

•	Amortization of acquired intangibles of approximately $9.8 million;

•	Stock-based compensation expense of approximately $3.9 million;

•	Net income of $900,000 to $2.2 million, resulting in net income per diluted share of $0.03 to $0.07, which is based on an estimated 32.2 million diluted shares, and an estimated income tax benefit of approximately $600,000; and

•	Non-GAAP adjusted net income of $7.2 to $8.0 million, resulting in non-GAAP adjusted net income per diluted share of $0.22 to $0.25 based on an estimated 32.2 million diluted shares and an estimated effective tax rate of 29 percent.
Full Year 2008:
•	Revenue of $310.0 to $312.0 million;

•	Amortization of acquired intangibles of approximately $38.3 million;

•	Stock-based compensation expense of approximately $15.1 million;

•	Net income of $800,000 to $2.1 million, resulting in net income per diluted share of $0.02 to $0.06, which is based on an estimated 31.8 million diluted shares, and an estimated income tax benefit of approximately $2.8 million;

•	Non-GAAP adjusted net income of $24.4 to $25.2 million, resulting in non-GAAP adjusted net income per diluted share of $0.76 to $0.79 based on an estimated 31.8 million diluted shares and an estimated effective tax rate of 33 percent; and

•	Cash flow from operations of $80.0 to $85.0 million.
Conference Call
Blackboard will broadcast its third quarter conference call live over the Internet today beginning at 4:30 p.m. (Eastern). Interested parties can access the webcast through the Investor Relations section of the Company’s Web site at http://investor.blackboard.com.
A replay of the call will be available via telephone from approximately 7:00 p.m. (ET) on October 29, 2008 until 11:00 p.m. (ET) on November 5, 2008. To listen to the replay, participants in the U.S. and Canada should dial 888-286-8010, and international participants should dial +1 (617) 801-6888. The conference ID for the replay is 85636788.

BLACKBOARD INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2007	2008	2007	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
Product	$53,993	$74,332	$156,273	$205,818
Professional services	7,569	8,758	19,973	21,295

Total revenues	61,562	83,090	176,246	227,113
Operating expenses:

Cost of product revenues, excludes $2,928 and $4,572 for the three months ended September 30, 2007 and 2008, respectively, and $8,676 and $13,232 for the nine months ended September 30, 2007 and 2008, respectively, in amortization of acquired technology included in amortization of intangibles resulting from acquisitions shown below (1)	11,955	19,626	35,611	53,597
Cost of professional services revenues (1)	4,437	4,994	12,339	15,078
Research and development (1)	6,927	10,514	20,842	30,191
Sales and marketing (1)	18,215	24,079	49,418	67,699
General and administrative (1)	10,383	12,716	28,242	37,931
Proceeds from patent judgment	—	—	—	(3,313)
Amortization of intangibles resulting from acquisitions	5,496	9,729	16,388	28,137

Total operating expenses	57,413	81,658	162,840	229,320

Income (loss) from operations	4,149	1,432	13,406	(2,207)
Other income (expense):
Interest expense	(1,920)	(1,798)	(3,835)	(5,545)
Interest income	2,420	339	3,332	1,487
Other income (expense)	1,021	(233)	1,970	3,857

Income (loss) before (provision) benefit for income taxes	5,670	(260)	14,873	(2,408)
(Provision) benefit for income taxes	(2,391)	2,351	(6,211)	2,243

Net income (loss)	$3,279	$2,091	$8,662	$(165)

Net income (loss) per common share:
Basic	$0.11	$0.07	$0.30	$(0.01)

Diluted	$0.11	$0.06	$0.29	$(0.01)

Weighted average number of common shares:
Basic	28,956,253	31,184,215	28,668,076	30,754,997

Diluted	30,116,974	32,203,249	29,981,276	30,754,997

(1) Includes the following amounts related to stock-based compensation:
Cost of product revenues	$183	$244	$469	$679
Cost of professional services revenues	181	8	471	240
Research and development	102	195	351	547
Sales and marketing	1,248	1,549	3,178	4,630
General and administrative	1,817	1,636	4,292	5,015

Reconciliation of income (loss) before (provision) benefit for income taxes to non-GAAP adjusted net income (2):

Income (loss) before (provision) benefit for income taxes	$5,670	$(260)	$14,873	$(2,408)
Add: Amortization of intangibles resulting from acquisitions	5,496	9,729	16,388	28,137
Adjusted provision for income taxes (3)	(4,524)	(1,492)	(12,646)	(8,871)

Non-GAAP adjusted net income	$6,642	$7,977	$18,615	$16,858

Non-GAAP adjusted net income per common share — diluted	$0.22	$0.25	$0.62	$0.53

(2)	Non-GAAP adjusted net income and non-GAAP adjusted net income per share are non-GAAP financial measures and have no standardized measurement prescribed by GAAP. Management believes that both measures provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations and since the Company has historically reported these non-GAAP results they provide an additional basis for comparisons to prior periods. The non-GAAP financial measures may not be comparable with similar non-GAAP financial measures used by other companies and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The Company provides the above reconciliation to the most directly comparable GAAP financial measure to allow investors to appropriately consider each non-GAAP financial measure.

(3)	Adjusted provision for income taxes is applied at an effective rate of approximately 40.5% and 15.8% for the three months ended September 30, 2007 and 2008, respectively, and approximately 40.5% and 34.5% for the nine months ended September 30, 2007 and 2008, respectively.

BLACKBOARD INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2007	2008
		(unaudited)
	(in thousands,
	except per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$206,558	$118,746
Accounts receivable, net	52,846	102,542
Inventories	2,089	2,030
Prepaid expenses and other current assets	5,255	8,911
Deferred tax asset, current portion	6,549	7,849
Deferred cost of revenues	6,877	6,883

Total current assets	280,174	246,961

Deferred tax asset, noncurrent portion	34,154	18,206
Common stock warrant	—	1,990
Restricted cash	4,015	4,253
Property and equipment, net	18,584	34,147
Goodwill and intangible assets, net	168,349	349,316

Total assets	$505,276	$654,873

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,747	$4,570
Accrued expenses	24,182	24,862
Deferred rent, current portion	160	289
Deferred revenues, current portion	126,600	186,307

Total current liabilities	154,689	216,028

Notes payable, net of debt discount	161,519	162,805
Deferred rent, noncurrent portion	1,469	9,915
Deferred revenues, noncurrent portion	2,925	5,194
Stockholders’ equity:
Common stock, $0.01 par value	292	313
Additional paid-in capital	263,582	339,983
Accumulated deficit	(79,200)	(79,365)

Total stockholders’ equity	184,674	260,931

Total liabilities and stockholders’ equity	$505,276	$654,873

BLACKBOARD INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30
	2007	2008
	(unaudited)	(unaudited)
	(in thousands)
Cash flows from operating activities
Net income (loss)	$8,662	$(165)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred income tax benefit	(2,278)	(6,094)
Excess tax benefits from stock-based compensation	(6,233)	(1,903)
Amortization of debt discount	1,352	1,286
Depreciation and amortization	7,858	11,642
Amortization of intangibles resulting from acquisitions	16,388	28,137
Change in allowance for doubtful accounts	54	245
Noncash stock-based compensation	8,761	11,111
Gain on common stock warrant	—	(3,980)
Changes in operating assets and liabilities:
Accounts receivable	(13,478)	(41,818)
Inventories	221	59
Prepaid expenses and other current assets	(2,176)	(2,582)
Deferred cost of revenues	(78)	(6)
Accounts payable	(1,122)	(2,027)
Accrued expenses	8,038	1,006
Deferred rent	355	8,575
Deferred revenues	13,466	51,932

Net cash provided by operating activities	39,790	55,418

Cash flows from investing activities
Purchases of property and equipment	(11,154)	(22,297)
Proceeds from common stock warrant	—	1,990
Payments for patent enforcement costs	(2,978)	(3,141)
Purchase of intangible assets	(1,530)	—
Purchases of available-for-sale securities	(24,850)	—
Sales of available-for-sale securities	24,850	—
Acquisitions, net of cash acquired	—	(132,992)

Net cash used in investing activities	(15,662)	(156,440)

Cash flows from financing activities
Proceeds from notes payable	160,456	—
Payments on term loan	(24,400)	—
Payments on letters of credit	(338)	(54)
Releases of letters of credit	—	704
Excess tax benefits from stock-based compensation	6,233	1,903
Proceeds from exercise of stock options	11,177	10,657

Net cash provided by financing activities	153,128	13,210

Net increase (decrease) in cash and cash equivalents	177,256	(87,812)
Cash and cash equivalents at beginning of period	30,776	206,558

Cash and cash equivalents at end of period	$208,032	$118,746

Use of Non-GAAP Financial Measures
This release includes information about the Company’s non-GAAP adjusted net income and non-GAAP adjusted net income per share which are non-GAAP financial measures. Management believes that both measures, which exclude amortization of acquired intangibles and the associated tax impact, provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations and aspects of current operating performance which can be effectively managed. Since the Company has historically reported these non-GAAP results to the investment community, management also believes the inclusion of these non-GAAP financial measures provides consistency in its financial reporting and facilitates investors’ understanding of the Company’s historic operating trends by providing an additional basis for comparisons to prior periods. In addition, the Company’s internal reporting, including information provided to the Company’s Audit Committee and Board of Directors, contains non-GAAP measures. The Company has also adopted internal compensation metrics that are determined on a basis that excludes amortization of acquired intangibles and the associated tax impact.
A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable with similar non-GAAP financial measures used by other companies. The Company compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure which investors can use to appropriately consider each financial measure determined under GAAP as well as on the adjusted non-GAAP basis. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition to the information contained in this release, investors should also review information contained in the Company’s Form 10-Q dated August 7, 2008, as well as other filings with the Securities and Exchange Commission when assessing the Company’s financial condition and results of operations.
About Blackboard Inc.
Blackboard Inc. (NASDAQ: BBBB) is a global leader in enterprise technology and innovative solutions that improve the experience of millions of students and learners around the world every day. Blackboard’s solutions allow thousands of higher education, K-12, professional, corporate, and government organizations to extend teaching and learning online, facilitate campus commerce and security, and communicate more effectively with their communities. Founded in 1997, Blackboard is headquartered in Washington, D.C., with offices in North America, Europe, Asia and Australia.
Blackboard
Educate. Innovate. Everywhere.™
Any statements in this press release about future expectations, plans and prospects for Blackboard and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the factors discussed in the “Risk Factors” section of our Form 10-Q filed on August 7, 2008 with the SEC. In addition, the forward-looking statements included in this press release represent the Company’s views as of October 29, 2008. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to October 29, 2008.
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